Exhibit 99.1

DPW Holdings Inc. Updates the Status of Its Subsidiary DPW Financial Group, Inc.’s Acquisition of Two Broker-Dealers; the Broker-Dealers Have Withdrawn Their Applications Seeking FINRA Approval

Newport Beach, CA, January 8, 2020 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”) announced on January 2, 2020 that its wholly owned subsidiary DPW Financial Group, Inc. (“DPWF”) has entered into an agreement whereby it will acquire two broker-dealers, consisting of Glendale Securities, Inc. (“GSI”), a retail broker dealer and its correspondent clearing broker dealer (collectively, the “Firms”).

DPW also announced that the closing of the agreement is subject to customary conditions, including regulatory clearance, which consists principally of approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and that FINRA may not approve the acquisitions in the foreseeable future, if at all.

On January 7, 2020, the Firms held a telephonic meeting with representatives of FINRA and were to DPW’s knowledge informed by FINRA that the proposed transaction would not be approved in its currently contemplated form. As a result, the Firms have withdrawn their respective applications seeking FINRA’s approval of the agreement.

The Company is reviewing the information it has been provided by GSI and is presently evaluating its options with respect to the agreement, including whether the agreement, possibly in modified form, could reasonably be expected to close in the foreseeable future, if ever, as well as other outside factors that could affect FINRA’s view of the agreement.

In any event, given the withdrawal of the agreements, the agreement could under no circumstances be closed until late in the third quarter of 2020 at the earliest, if ever.

For further information regarding all terms and conditions contained in the definitive agreement, please see the Company’s Form 8-K relating to the intended acquisition of the Firms, which was filed on January 2, 2020.

The Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available on its website at www.DPWHoldings.com under the Investor Relations section or available at www.sec.gov.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, crypto-mining, and textiles. In addition, the Company owns a select portfolio of commercial hospitality properties and extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235